Exhibit 10.1

FIRST AMENDMENT
to the
Terminal Services Agreement

This amendment agreement (“Amendment”) is made and entered into as of September 18th, 2015 (“Effective Date”) by and between Phillips 66 Company, hereinafter referred to as “Company”, and Phillips 66 Carrier LLC hereinafter referred to as “Carrier” (individually a “Party” and collectively, the “Parties”). Terms used herein which are not defined shall have the meaning ascribed to them in the Agreement (as defined below).
WITNESSETH THAT:
WHEREAS, Company and Carrier entered into a Terminal Services Agreement for Hartford, Illinois and Pasadena, Texas dated July 26th, 2013 (“Agreement”) and;

WHEREAS, Company and Carrier now desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises of the mutual covenants and agreements herein contained, the Parties agree to amend the Agreement as follows:

I.
1. Notwithstanding Section 8.02(a) of the Agreement, the Parties agree that Company shall be entitled to receive stevedoring services for Company’s Commodities at the Hartford Dock as described in the first sentence of Section 8.02(a) while the Agreement is in effect but shall be excused from paying any Hartford Dock Fees so long as Company is paying “Scheduled Charges For Load or Unload $/Barrel” (“T&D Fees”) for the listed Commodities, all as set forth in Exhibit A pursuant to the “Dock Throughput and Deficiency Agreement between Company and Carrier for Dock Services at Hartford, Illinois dated as of September 18th, 2015 (“T&D Agreement”)”. Additionally, when and if Company ceases paying T&D Fees under the T&D Agreement, the “Adjustment” for the Hartford Dock Fees as set forth in Exhibit B to the Agreement shall be permitted to resume as of the next upcoming January 1st (but, for clarity, shall not be retroactively adjusted for the period of time during which Company was paying T&D Fees).

2. The second sentence of Section 8.02(a) shall be deleted and replaced with the following: “If Company wishes Carrier to provide stevedoring services for a Commodity not identified on Exhibit A, the Parties shall agree upon the applicable fee before Carrier will be required to provide such services.”
3. Section 24.02(a) shall be amended by deleting the paragraph at the end thereof which states “provided, however, that in no event shall Company be required to consent to Carrier's assignment of this Agreement to any Person that is engaged in the business of refining and marketing petroleum products (or that directly or indirectly Controls or is Controlled by a Person that is engaged in the business of refining and marketing petroleum products) in the states of Illinois, Louisiana, Missouri or Texas.”

4. Section 24.03 shall be deleted and replaced with the following: “Upon the occurrence of a Partnership Change in Control, Carrier shall provide Company with Notice of any Partnership Change in Control at least 60 Days prior to the effective date thereof. Within 180 Days following receipt of such Notice, Company may elect to terminate this Agreement, effective no earlier than the effective date of such Partnership Change in Control. In the event this Agreement is terminated early as a result of Partnership Change in Control, Company shall have no further payment obligations to Carrier except for those incurred prior to the early termination date.”

5. Section 24.11 shall be amended by adding the following at the end thereof: “The Agreement and any amendments thereto may be executed by the Parties by facsimile or email/PDF which shall constitute an original agreement.”

II.
This Amendment shall be effective as of the Effective Date.
III.
Except as herein changed, altered and amended, all of the terms, provisions, covenants and conditions contained in the Agreement, shall remain in full force and effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the Parties hereto, their heirs, representatives, successors and assigns. This Amendment may be executed by the Parties by facsimile or email/PDF which shall constitute an original agreement.

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized representatives as of the Effective Date set forth above.

Phillips 66 Company By: /s/ John W. Wright Name: John W. Wright Title: Senior Vice President	Phillips 66 Carrier LLC By: /s/ J.T. Liberti Name: J.T. Liberti Title: VP and COO

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